EXHIBIT 5.1

June 27, 2007
Board of Directors
Stifel Financial Corp.
501 N. Broadway
St. Louis, MO 63102

Re: Stifel Financial Corp.

Ladies and Gentlemen:

We have acted as special counsel to Stifel Financial Corp., a Delaware corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to 1,061,547 shares (the "Shares") of Company common stock, par value $0.15 per share (the "Common Stock"), which consists of 882,697 shares of Common Stock (the "Initial Consideration Shares") that were issued on February 28, 2007 as initial consideration for the Company's acquisition of Ryan Beck Holdings, Inc. ("Ryan Beck") and 178,850 shares issuable on the exercise of those certain warrants as consideration for the Company's acquisition of Ryan Beck (the "Warrant Shares"), which are to be offered by the selling shareholders named in the Registration Statement. All capitalized terms which are defined in the Registration Statement shall have the same meanings when used herein, unless otherwise specified.

In connection herewith, we have examined:

  the Agreement and Plan of Merger dated January 8, 2007 by and among the Company, SF RB Merger Sub, Inc., Ryan Beck and BankAtlantic Bancorp, Inc. (the "Merger Agreement");

  the Certificate of Incorporation of the Company, as amended;

  the Restated Bylaws of the Company; and

  the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and instruments of the Company, statements and certificates of public officials, officers of the Company and of the selling stockholders named in the Registration Statement, and such other documents, records and instruments, and we have made such legal and factual inquiries as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the certificates and statements of appropriate representatives of the Company.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. The Initial Consideration Shares have been validly issued and are fully paid and non-assessable.

2. Upon the issuance and delivery of the Warrant Shares upon the exercise of the Warrants and the receipt by the Company of all consideration therefor in accordance with the terms of the Merger Agreement and the Form of Warrant attached to the Merger Agreement, the Warrant Shares will be validly issued, fully paid and nonassessable.

This opinion is not rendered with respect to any laws other than the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus filed as a part thereof. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the securities addressed herein. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Bryan Cave LLP